UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 16, 2010


                               NOBLE ROMAN'S, INC.
             (Exact name of Registrant as specified in its charter)


          Indiana                      0-11104                    35-1281154
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)

    One Virginia Avenue, Suite 300
         Indianapolis, Indiana                                     46204
(Address of principal executive offices)                         (Zip Code)

                                 (317) 634-3377
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     As of March 16, 2010, the Board of Directors of Noble Roman's, Inc. (the "Registrant") increased the number of directors comprising its Board of Directors from three to five. To fill the vacancies created by this change, the Board of Directors appointed Jeffrey R. Gaither as a Class II Director and James
F. Basili as a Class III Director.

     Jeffrey R. Gaither has been a partner with the law firm Bose McKinney & Evans, LLP since 2004 and assumed the position of Managing Partner on March 1, 2010. Mr. Gaither has served as counsel to the Registrant in various matters since 1998. Mr. Gaither holds a juris doctorate, cum laude, from Indiana University School of Law and a bachelor of science in public affairs from Indiana University. The Registrant paid Bose McKinney for services rendered approximately $370 thousand and $171 thousand, respectively, during the years ended December 31, 2009 and 2008.

     James F. Basili is the founder and Managing Partner of Blacktree Capital Management, a partnership that makes long-term investments in undervalued businesses, which was founded in November, 2007. Prior to founding Blacktree, Mr. Basili was a Partner at Kinderhook Partners, an investment firm he co-founded in 2003. Earlier, he was a Principal at Geocapital Partners, a leading venture capital firm managing over $500 million in institutional funds across North America and Europe. He began his career at the Mitchell Madison Group, a global management consulting firm. Mr. Basili received his bachelor's degree, cum laude, from Harvard University.

     As compensation for their service on the Board of Directors, Mr. Gaither and Mr. Basili will each receive a $14,000 annual retainer fee, a $1,000 fee for each Board meeting attended, a $1,000 annual fee for each committee on which such director serves, and a $900 fee for each committee meeting attended. Mr. Gaither and Mr. Basili also will be eligible for stock option grants and will be reimbursed for out-of-pocket expenses incurred in connection with their Board service.



                                      * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 18, 2010

                                               NOBLE ROMAN'S, INC.



                                               By: /s/ Paul W. Mobley
                                                   ----------------------------
                                                   Paul W. Mobley
                                                   Chief Executive Officer and
                                                   Chief Financial Officer